Exhibit 99.1

QUESTION AND ANSWER

Operator

(Operator Instructions). Steven Smigie, Raymond James.

Steven Smigie —Raymond James & Associates—Analyst

I would like to say congratulations on what looks like a pretty strong deal for both sides here. Dr. Lu, I was hoping you could talk a little bit about synergies in terms of dollar amounts and what you think you can achieve. Or if you can’t talk in terms of dollars, can you at least give some color on which areas you think will see the most likely biggest dollar changes, maybe SG&A, or will there be any cuts in R&D at all? Thanks.

Keh-Shew Lu —Diodes Incorporated

I think this acquisition is really we are buying the Company. We are buying the business, and we are buying the people. So we would not see a cost reduction through R&D or SG&A. That really is the synergy we are looking forward to having, but not through the cost reduction. No.

Synergy this — the sales — cross sales is one of the areas because they are very strong in the China local market. We are relatively stronger than them in North America and Europe. Especially we are very strong in the multinational customers. And so we are able to sell their product into the areas I mentioned. We are strong and they are able to helping us to sell Diodes’ product to China local. So that is the key one.

And the second key synergy is they have some product portfolio. We don’t have it, basically AC/DC, charge for power solutions for the charger and adapter. We don’t have that product. The [pink or white] color. And then they complement the products we already have is strength our portfolio.

So those are the synergies I am looking at. Then the most, the last one which is still very important is that we are able to utilize our capacity, packaging capacity and if I think in the speech I was talking about 80% of their product actually can produce — can be produced by our packaging — facility. So those are the key synergies I am looking at.

Steven Smigie —Raymond James & Associates—Analyst

Great. Thank you. Can you discuss the balance sheet a little bit so after the acquisition — I’m not sure, maybe you had $50 million, $60 million left if you pay all cash out. Would you consider it raising some extra cash with some form of debt or would you be happy with where your cash position would be just paying it all out in cash?

Keh-Shew Lu —Diodes Incorporated

How about I let Rick White to answer this question.

Rick White —Diodes Incorporated—CFO

Right now the acquisition is going to be funded from our cash resources and drawing down credit lines. So we don’t plan to just use every single piece of cash we have. So we believe after this — plus you have to remember that at the end of September they had 100 — or they had $39 million worth of cash. So in general we think that we will have plenty of cash going forward once the acquisition closes.

Steven Smigie —Raymond James & Associates—Analyst

And then the last question is just with regard to capacity. Obviously, the economy has been a little bit slow and you guys have rightly slowed your capacity expansion in Chengdu a little bit. Now you are adding a couple of facilities here. And even BCD, I think it’s slowed some of their original expansion plans on their second facility. How do you think about your capacity at this point? What does this gain you in terms of what — clearly, I can see the packaging synergies, but how do you think about capacity now that you are adding their manufacturing facilities as well?

Keh-Shew Lu —Diodes Incorporated

The capacity we separate into two areas. One is the packaging, packaging capacity, which is we are really underloaded right now. During my — several of our earnings conference calls, I already said our packaging capacity is underloaded and fortunately, BCD does not have assembly capacity. They’re using the partner, subcon partner in Taiwan and China for their packaging. And I said 80% of their product can using packaging facility, or capability, but they have no overlap on the packaging aside.

For the wafer fab side, we are using ourselves. We have two wafer fabs. Both our fab — wafer fab is more concentrated on discrete products, not analog products. We outsource, we foundry our analog product from a foundry company — source and BCD, they — their wafer fab, both of them, is really for the analog, especially the BCD. So therefore there’s no overlap from this aspect.

Now, I agree, the second fab is ready to production and they will be started, but I think they grow their business next year, so from a wafer fab point of view I think we will have temporary, you know, when they ramp up, and have some capacity. I don’t, but I don’t think that’s a long-term issue. But, Chieh, can you answer this question?

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

Well, I think our wafer fab is going to basically start ramping Q1 next year. So, our goal is basically to get it to — first phase is really get it up to like 10,000 wafers per month toward the end of the year. So we figure when we get that level our cost will be equivalent to a wafer we would buy from outside. So we look at our model. So next year our model is building some margin erosion because of the analog capacity.

Now was this a deal with, with Diodes, probably in the short-term it still takes some time to move their product into our fabs. So I think next year probably it is not going to have a huge impact. But I think by 2014, I think the — we have enough time to qualify their product to our fab. I think it should accelerate the loading of our fab. So I think in 2014 we should see the — much more benefit with the synergy of the deal.

Steven Smigie —Raymond James & Associates—Analyst

Great. Thanks a lot. I appreciate it.

Operator

Gary Mobley, Benchmark.

Gary Mobley —The Benchmark Company—Analyst

This acquisition certainly looks compelling on the surface and congratulations on concluding the acquisition or at least announcing it.

First question I have relates to the immediate accretion from the acquisition. I’m assuming you are going to give up a few million dollars in interest income from the cash that you will give up for the acquisition and of course take on some interest expense from the lines of credit. But looking at the after-tax income from BCD on a non-GAAP basis, that looks to be somewhere between $10 million and $15 million annualized. Looks like this acquisition could be $0.20 accretive to Diodes. Am I far off there?

Keh-Shew Lu —Diodes Incorporated

(laughter). We are not — or we don’t give any forward-looking or anything, but your calculation is reasonable.

Gary Mobley —The Benchmark Company—Analyst

Fair enough. And this acquisition looks compelling because of the combination of your prowess in packaging and what appears to be some significant manufacturing wafer capacity from BCD.

I’m just looking at the gross margins now on a combined basis. It looks to be about 26%. But if you take of all BCD’s packaging needs and put them into Diodes, what does that translate into as far as gross margin goes?

Keh-Shew Lu —Diodes Incorporated

Well, we did not go through this one yet because it takes time to do what we are talking about. And we need to go through the qualification and we need to go through announcement and we need to wait for customer approval. So we don’t know the timing. And then, we don’t know what will be the market look like in the second half of the next year. If market is going up then this one will be a sure increase that loading too at the same time.

So we really do not have that number available to disclose at this moment. And we really — all we know is you are going to be help to our loading for sure.

Gary Mobley —The Benchmark Company—Analyst

And looking at BCD’s CAPEX sales ratio, that looks to be about 20%. And I am assuming that is elevated because of the second wafer fab facility being brought online. Longer term, what would you expect that CAPEX of sales ratio to be for the combined Companies?

Keh-Shew Lu —Diodes Incorporated

I think, number one, we didn’t go through that yet. But you’re right. The past capital is really for the wafer fab and basically for fab two. They building fab two; they put the equipment for fab two. So that’s majority of their capital was spent there. But move forward, other than from wafer fab point of view, other than finish up the second fab and then the rest of the money will be just like normal production replacement capital. It is similar to our fab in Kansas City or in UK.

So I think from a capital point of view, when they finish the fab two, then it should be very low level. And in Diodes, it is the other way. Right, but majority ofour capital was spent on the packaging and we don’t spend that much money on the wafer fab. And therefore when we combine together, I strongly believe after we finish at Chengdu, after they finish fab two, our — including those two portions, we should be within our business model of 10%, 10 to 12% of CAPEX. And I hope it will still — the same way.

Gary Mobley —The Benchmark Company—Analyst

Last question for me. The executives and insiders at BCD looked to own about 40% of the shares outstanding and since this is an all-cash acquisition, I was curious to learn how you intend to promote loyalty within BCD management following this acquisition?

Keh-Shew Lu —Diodes Incorporated

(laughter). This is a very good question. And we — right now the President, the CEO, and the Senior VP of Finance — Marketing, Senior VP of Marketing, Sales and Marketing, those key people already signed up to stay for two years or longer. And the CFO and other key managers, they sign up to stay 18 months. So we do carve out incentive bonus, retention bonus for them to stay and they are all in agreement for that. So I think with their help and when we project the best for the joint Company, I think it will be very excited and if they can stay that is key —. Like Chieh, we are talking about they are willing to stay for 18 months, they probably will stay even much longer if they can see business success for the Company.

Gary Mobley —The Benchmark Company—Analyst

Thanks.

Operator

Harsh Kumar, Stephens.

Harsh Kumar —Stephens Inc.—Analyst

Dr. Lu, congratulations. It looks like a really good deal. I just had a couple of simple questions. First of all, Dr. Lu, I am not familiar with BCD very much. I am curious if you could tell us what — who the large customers are and what are some of the biggest end markets by application that they compete. Is it consumer or TVs or phones? Some of those things?

Keh-Shew Lu —Diodes Incorporated

I will answer some and then I will pass over to Chieh. So we do not really disclose major customers. As we said they are very focused on China local, very successful on China local, but that didn’t mean they are not successful on others. We just — majority of their revenue base coming from China local. That is why we stopped there, but we don’t really disclose any major customer engaged in it.

Now, from the market segment, I think I would get Chieh to answer those.

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

Okay. Currently, we have a pretty diverse customer base. So we don’t have any 10% customer right now. So it’s a pretty diverse customer. So we have many sales to the 3C manufacturer in Asia. So this means consumer like TV is big end market for us. And the other is actually — a lot also goes to the power set. So mainly consumer and computing, mainly on the power management side. And we also sell into — we put into as a communication, but really these are the — these are not central office communication. These are still kind of like consumer because these are the — the set-top box, stuff like that.

So I think the model is somewhat similar to Diodes’. Really, we go after the high-volume market. So from that point of view, I think this largely is pretty similar.

Harsh Kumar —Stephens Inc.—Analyst

Thank you. And Dr. Lu, you — last conference call you had announced that you had made some small acquisitions as well. This looks like a really good deal also on top of all those acquisitions.

I am curious what is driving that Dr. Lu, within Diodes. Is it meeting some long-term goal? Are you just seeing a lot of opportunities? Or you think that capital is cheap? I am just curious what the thinking is.

Keh-Shew Lu —Diodes Incorporated

I think you already said most of the reasons, but the key one since day one when I joined the Company, I’d put up our vision for profitable growth. And we set our mind, we want to grow much faster than market growth. That is really our vision.

And so, M&A is one of the growth — one of the methodology of our growth. And again, organic growth is good, but M&A is another good way to grow and if you go to look at the past history, when I joined the Company, 2000, we acquired Anachip, to get us in a jump start of our analog. And then we have APD product acquisition to give us SBR technology and then in 2008, we acquired Zetex to give us a very strong and discrete analog technology.

And the PAM and Eris — is very small, and PAM really gives us the audio technology, audio product portfolio. And BCD is not just give us the product portfolio that got mentioned, especially in AC/DC adapter charger area and our product strength, our product portfolio that could (technical difficulty) at the same time that bring us several of the reasons. The market, the market statement, the customer, all the ones I’ve been talking about.

So it is part of my profitable growth vision and this is accretive immediately. It is really a good target, or good acquisition, to achieve our mission.

Harsh Kumar —Stephens Inc.—Analyst

Thanks. And my last question was longer-term, just forgetting about the markets that we’re in right now, Diodes’ gross margins are somewhere in the 30%, 31%, 32% kind of range, just how I think of Diodes. BCD is a little bit lower today, but some possibility of synergies. I am curious if you think that BCD can be brought up to that 31%, 32% kind of percentage range?

Keh-Shew Lu —Diodes Incorporated

I think I let Chieh answer, but I think in their past, they are actually above 30 something. Right now 20 something is just because the market situation like us, underloaded situation, but Chieh, can you answer what your historically GPM percent is?

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

I think our business model, long-term model is really somewhat similar to Diodes. Basically I think we like to operate in the gross margin in the low 30s and the total expenditure needs to be under 20%. So I think from the long-term financial model, I think we are actually quite similar. And we believe this is the model that give us a tool to gain market share from the other people which require much higher gross margin. So from that point I think the Companies are actually quite similar.

Harsh Kumar —Stephens Inc.—Analyst

Thank you and congratulations again. Thank you.

Operator

(Operator Instructions). Tristan Gerra, Robert Baird.

Nick Clare —Robert W. Baird & Company, Inc.—Analyst

This is Nick Clare calling in for Tristan. Congratulations on the deal. And I guess the first question is, I know you mentioned briefly the 3C’s area in a specific area where there’s some nice cross-selling opportunities. Just curious, are there any particular product areas where you see the largest opportunity?

Keh-Shew Lu —Diodes Incorporated

Chieh, you want to answer that?

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

I think the way we see it is that the — we are trying to move more from a pure component supplier more toward a solution provider. I think if you look at the combined Company, we have much of our revenue derived from analog IC while Diodes has a very strong discrete side. So you look at the system you need really both to get the system. So I think longer-term we really want to move towards more a system solution oriented provider. So it will take some time, but believe with the combined Company, with the resource that’s what we are going to be able to do.

Nick Clare —Robert W. Baird & Company, Inc.—Analyst

Okay, I guess then specifically sticking with the BCD side of things, given the China business is so significant there versus Diodes where there’s business that looks more spread out, how meaningful can it be for the BCD business in terms of North America or the Europe exposure? Is there any — was that where you are looking at the opportunities or how substantial they are in terms of moving outside of just Asia based business?

Keh-Shew Lu —Diodes Incorporated

Well, Mark, I’ll let you answer this question.

Mark King —Diodes Incorporated—SVP, Sales and Marketing

I think there are substantial synergies out there. We do a great deal of the work that we do in North America and Europe is actually design work at multinationals that may not, that BCD historically would not have had maybe possibly enough coverage for or scale for. So we see a lot of opportunity there.

And then just general products, the depth and breadth addition for our channel base in both North America and Europe is quite an opportunity. So we believe we can do a lot with bringing their product into North America. Both at the multinational level and then at the local level. So I think it is a great opportunity for us in that area.

Nick Clare —Robert W. Baird & Company, Inc.—Analyst

Great and then just one more clarification. Chieh, did you say you’d expect for the Diodes’ products really wouldn’t be up and running and the BCD fabs and you said until 2014, correct?

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

I think so.

Nick Clare —Robert W. Baird & Company, Inc.—Analyst

Great. Thanks. Congratulations again.

Operator

Shawn Harrison, Longbow Research.

Shawn Harrison —Longbow Research—Analyst

A few questions. Rick, going back to the financing aspect, how much do you have on your credit facilities available or will you have coming into the new year? And should we expect you to use all the credit facilities out there?

Rick White —Diodes Incorporated—CFO

Yes, we have got credit facilities with BofA and we also have credit facilities with numerous banks in Asia. So we think there’s plenty and we’re — that’s not really an issue right now.

Shawn Harrison —Longbow Research—Analyst

The BofA one is $20 million, is that correct?

Rick White —Diodes Incorporated—CFO

No, BofA is actually $60 million. And as currently, we have borrowed, I think, $40 million.

Shawn Harrison —Longbow Research—Analyst

So $20 million available?

Rick White —Diodes Incorporated—CFO

Right.

Shawn Harrison —Longbow Research—Analyst

And Asia, how much do you have available to borrow?

Rick White —Diodes Incorporated—CFO

I don’t have that number right on the top of my head right now.

Shawn Harrison —Longbow Research—Analyst

But these are all LIBOR plus 100 to maybe 150 basis points?

Rick White —Diodes Incorporated—CFO

Right.

Shawn Harrison —Longbow Research—Analyst

In terms of the cost.

Rick White —Diodes Incorporated—CFO

Right.

Shawn Harrison —Longbow Research—Analyst

The second question I have then is just post the close of this transaction, how much of Diodes’ sales will be analog versus traditional discrete or maybe if you could break up the product sets that they would be post the transaction.

Keh-Shew Lu —Diodes Incorporated

Well, we do not break out analog versus discrete in our business, in Diodes’ business. So I cannot really give you that information. And the real reason is they both share the same capacity, the same packaging capabilities and capacity and, therefore, we switched the product between analog and the discrete, depend on which one gives us a better GPM. So it’s, really, we don’t disclose the percent between these two businesses.

Shawn Harrison —Longbow Research—Analyst

And then two follow-up questions. Just on the synergies on the packaging side, is that something that is a two- to three-year type of synergy build or is that three- to five- or beyond five years where you would be able to bring in a lot of that of BCD’s packaging in house?

Keh-Shew Lu —Diodes Incorporated

No. You don’t need to take that down. Packaging is much easier to move around instead of wafer fab. Wafer fab takes longer.

Shawn Harrison —Longbow Research—Analyst

So only a few years would be before you get to where you would like it to be?

Keh-Shew Lu —Diodes Incorporated

Even shorter than that.

Shawn Harrison —Longbow Research—Analyst

And then just one final question. The one concern I guess I have gotten from investors this morning is while the deal gets you a lot more exposure on the analog side to power supplies where you hadn’t been before, it significantly increases, I guess, your exposure overall to PCs and TVs where — while Diodes is taking market share, those markets seem to be in a secular decline. So I guess your thought process in terms of increasing your exposure to both TVs and PCs given the markets are declining.

Keh-Shew Lu —Diodes Incorporated

That is not just PC. Yes, on PC if you look at the consumer, cell phone, tablets, and all those use an adapter and charger. So it is not just PC.

Shawn Harrison —Longbow Research—Analyst

Okay. Thanks a lot.

Keh-Shew Lu —Diodes Incorporated

And TV really is another one that’s not — some of the units on the high-end they are not really going to be a problem.

Operator

Steven Smigie, Raymond James.

Steven Smigie —Raymond James & Associates—Analyst

I was wondering if you could go into a little more detail on some of the — how much is your pure product overlap where you can’t really get synergy versus how you can talk about where the new products from BCD mix in with the Diodes to create the opportunity maybe more for the solution opportunities that you talked about?

Keh-Shew Lu —Diodes Incorporated

From the discrete point of view, I said in the slides, because they are not in the discrete area. From analog point of view, we focus on power management and they focus on power management and majority of revenue is coming from power management area. And they are focused in that area. And I do not go into the detail, but if you look at the color chart, which is a product — different color, you can see from analog portion they almost complement each other. And some areas they are very strong. They have a lot of product portfolio. Some area we have more product portfolio. And so if we duplicate, it is not much. The majority we enhance to each other, comprehend to each other.

Then the one area which is I show pink color, that’s the one we don’t have it, and they are very strong in that area. That is the AC/DC. We are very strong in DC/DC, and they are very strong in AC/DC.

So we complement each other. Now move forward, obviously they have a very strong, very expensive design — people in China — and we have very strong design people in Taiwan and US. So we are going to separate the work, and their focus on the, one, they’re very strong and we focus the, one, we are very strong and vice versa. I think move forward will try to separate our job and get to you much faster to build a strong product portfolio in the analog side.

Steven Smigie —Raymond James & Associates—Analyst

Great, thanks. And then, Chieh, I was wondering if you could just comment on why now is the right time for you guys to agree to a merger and why this is the right price for you guys to sell it?

Chieh Chang —BCD Semiconductor Manufacturing Limited—CEO

I think, for the BCD shareholder, I think you will reali — I think you will notice that some of our older investors still are our shareholders and the liquidity of our Company just not there. So I think for them this is a way for them to get liquidity so some of those VC there, they are really — or their fund, probably, lives have come to an end now. So I think this deal basic allows to give them liquidity to exit and also I think it is a good deal for the employee and the customer because this will be a much stronger company to serve them. So why now? well, I guess, it just happened. (laughter).

Steven Smigie —Raymond James & Associates—Analyst

Fair enough. Thanks again.

Keh-Shew Lu —Diodes Incorporated

(laughter). This is a very difficult question. I’m sorry.

Steven Smigie —Raymond James & Associates—Analyst

Thanks a lot. Appreciate it.

Operator

Ladies and gentlemen, that ends the Q&A session. I would now like to turn the conference back over to Dr. Lu for any closing remarks.

Keh-Shew Lu —Diodes Incorporated

Thank you to everyone for joining us today. We are looking forward to providing additional update regarding the integration of the BCD and expanded opportunity for Diodes. Operator, you may now disconnect.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.